Exhibit 8.2

Joe R. Lane (1858-1931)

Charles M. Waterman (1847-1924)

Robert V. P. Waterman, Jr.*

R. Scott Van Vooren*

Richard A. Davidson*

Michael P. Byrne*

Edmund H. Carroll*

Theodore F. Olt III*

Jeffrey B. Lang*

Judith L. Herrmann*

Robert B. McMonagle*

Joseph C. Judge*

Jason J. O’Rourke*

Troy A. Howell*

Mikkie R. Schiltz*

Diane E. Puthoff*

Wendy S. Meyer*

Ian J. Russell*

Benjamin J. Patterson*

Douglas R. Lindstrom, Jr.*

Abbey C. Furlong*

Samuel J. Skorepa*

Kurt P. Spurgeon*

Joshua J. McIntyre*

Brett R. Marshall*

Kyle R. Day*

220 North Main Street, Suite 600

Davenport, Iowa 52801-1953

Telephone (563) 324-3246

Fax (563) 324-1616

Writer’s Direct Dial: (563) 333-6630

E-Mail Address: bmarshall@l-wlaw.com

www.L-WLaw.com

February 8, 2019

Timothy B. Gulbranson*

Alexander C. Barnett*

Eric M. Hartmann*

Maegan M. Gorham

Courtney M. Brokloff

Registered Patent Attorney

Kathryn E. Cox

Of Counsel

Robert A. Van Vooren*

Thomas N. Kamp

C. Dana Waterman III

Charles E. Miller

James A. Mezvinsky

David A. Dettmann

Curtis E. Beason

Terry M. Giebelstein*

Diane M. Reinsch*

*   Also Admitted in Illinois

Illinois Office

3551 7th Street,

Moline, IL 61265

JOHN DEERE CAPITAL

CORPORATION

10587 Double R Blvd, Suite

100

Reno, Nevada 89521

JOHN DEERE RECEIVABLES, INC.

10587 Double R Blvd, Suite 100

Reno, Nevada 89521

Re: REGISTRATION STATEMENT ON FORM SF-3

Ladies and Gentlemen:

We have acted as special Iowa tax counsel for John Deere Receivables, Inc., a Nevada corporation (“Deere Receivables”), in connection with the Registration Statement on Form SF-3, as amended (the “Registration Statement”), filed by Deere Receivables with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement and (ii) the Prospectus included in the Registration Statement (collectively the “Documents”). As to any facts material to the opinion expressed herein, we have relied solely upon the factual matters contained in the representations and statements made in the Documents and we have not independently established or verified their accuracy. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. We have also assumed the due execution and delivery pursuant to due authorization by each of the entities party to the Documents.

We are members of the Bar of the State of Iowa, and we express no opinion as to the laws of any jurisdiction other than the laws of the United States of America and the State of Iowa.

JOHN DEERE CAPITAL CORPORATION

JOHN DEERE RECEIVABLES, INC.

February 8, 2019

We hereby confirm that the statements set forth in the Prospectus forming a part of the Registration Statement under the caption “CERTAIN IOWA TAX CONSIDERATIONS” accurately describe the material Iowa income tax consequences to holders of the Notes and the Certificates.

We know that we are referred to under the headings “CERTAIN IOWA TAX CONSIDERATIONS” and “LEGAL OPINIONS” in Prospectus, and we hereby consent to the use of our name therein.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.

Very truly yours,

/s/ LANE & WATERMAN LLP

LANE & WATERMAN LLP